Exhibit 10.1

                                       As of May 30, 1997


First Union Bank of Connecticut
205 Church Street
New Haven, CT  06510

Gentlemen:

      This letter sets forth our agreements with respect to the obligations described below of Farmstead Telephone Group, Inc. (the "Borrower") and Farmstead Asset Management Services, LLC (the "Guarantor") to First Union Bank of Connecticut (successor-in-interest to Affiliated Business Credit Corporation) ("First Union").

      The Borrower acknowledges that it is unconditionally indebted to First Union with respect to the demand revolving loan (the "Revolving Loan") extended by First Union to Borrower in the original principal amount of up to $2,500,000 which is evidenced by, among other things, a Commercial Revolving Loan and Security Agreement dated June 5, 1995, as amended by letter agreements between Borrower and First Union dated March 11, 1996, May 1, 1996 and September 6, 1996 (collectively, the "Loan Agreement") and a $2,500,000 Second Amended and Restated Revolving Promissory Note dated September 6, 1996 (the "Second Amended and Restated Revolving Promissory Note"), the current principal balance of which as of May 22, 1997 is $1,866,874.11, plus interest accrued and accruing thereon and costs and expenses of collection, including without limitation, attorneys' fees (collectively, the "Indebtedness"). Additionally, the Borrower acknowledges that it has no defense, offset, counterclaim or right of recoupment to its obligations with respect to the Indebtedness and further that it has no other claim whatsoever against First Union (whether arising in contract, tort or otherwise) with respect to the Indebtedness or any other matter whatsoever.

      All indebtedness, liabilities and obligations of the Borrower to First Union, whenever and however arising, including without limitation, the obligations arising under the Loan Agreement and the Second Amended and Restated Revolving Promissory Note, have been unconditionally, jointly and severally guaranteed by the Guarantor pursuant to a Guaranty Agreement dated March 11, 1996 (the "Guaranty"). The Guarantor acknowledges that it has no defense, offset, counterclaim or right of recoupment to its obligations with respect to the Guaranty and further that it has no other claim whatsoever against First Union (whether arising in contract, tort or otherwise) with respect to the Guaranty or any other matter whatsoever.

      The Borrower and the Guarantor (collectively, the "Obligors") have requested that First Union (a) agree that the Indebtedness not be due and payable on demand, (b) increase the maximum aggregate amount of advances permitted to be outstanding at any one time under the Revolving Loan from $2,500,000 to $3,500,000, (c) permit the Borrower to enter into that certain Agreement for Wholesale Financing with AT&T Commercial Finance Corporation in the form attached hereto as Exhibit A, and (d) permit the Borrower to enter into a certain agreement with ICON Capital Corp. in the form attached hereto as Exhibit B (the "Accommodations"). Capitalized terms used herein that are not defined herein have the meanings ascribed to them in the Loan Agreement.

      First Union has agreed to extend the Accommodations but only on the following terms and conditions:

      1. As an inducement to and in consideration of First Union's agreements contained herein, the Obligors represent, warrant and acknowledge to First Union that (a) all representations and warranties contained in the Loan Agreement, as modified by the Schedules attached hereto which are hereby attached to the Loan Agreement in lieu of the schedules currently attached thereto, and in the other documents executed in connection with the Indebtedness (collectively, including without limitation the Loan Agreement, the "Loan Documents") are true and correct on and as of the date hereof and are incorporated herein by reference and hereby remade; (b) the resolutions previously adopted by the Board of Directors of the Borrower and the members of the Guarantor and provided to First Union have not in any way been rescinded or modified and are now in full force and effect, except to the extent that they have been modified or supplemented to authorize this Agreement and the transactions described herein; (c) no event of default has occurred or is continuing under any of the Loan Documents and no condition exists which would constitute an event of default thereunder but for the giving of notice or passage of time, or both; and (d) the consummation of the transactions contemplated hereby is not prevented or limited by, nor does it conflict with or result in a breach of the terms, conditions or provisions of, any evidence of indebtedness, agreement or instrument of whatever nature to which either the Borrower or the Guarantor is a party or by which either of them is bound, does not constitute a default under any of the foregoing, and does not violate any federal, state or local law, regulation or order of any court or agency which is binding upon the Borrower or the Guarantor.

      2.     The Loan Agreement is hereby amended as follows:

             (a) By deleting all references in the Loan Agreement to the Indebtedness being due and payable on demand, it being agreed that the Indebtedness shall not be due and payable on demand and shall only be due and payable upon the occurrence of an Event of Default unless the same shall have been waived or cured during any applicable cure period.

             (b) By deleting all references in the Loan Agreement to "$2,500,000" in their entirety and substituting "$3,500,000" therefor.

             (c) By deleting the definition of Borrowing Base and substituting therefor the following definition:

             ""Borrowing Base" shall mean an amount equal to the lesser of:
             (i) (i) THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000), or (ii) an amount equal to the aggregate of (1) eighty percent (80%) of Eligible Accounts (not including AT&T Coupons (as defined below)), plus (2) the lesser of (A) ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000), or (B) fifty percent (50%) of the amount due to Borrower from American Telephone & Telegraph Company ("AT&T") in connection with the coupons issued in the so-called SPIRIT Communications System Class Action Settlement ("AT&T Coupons") (it being expressly agreed and understood that only the amount by which AT&T's obligations with respect to AT&T Coupons together with all accounts due from AT&T to Borrower exceeds the then amount due from Borrower to AT&T shall be eligible pursuant to this subsection (2)(B)."

             (d) By deleting the definition of Prime Rate and Substituting therefor the following definition:

             "Prime Rate" shall mean that rate announced by the Lender from time to time as its Prime Rate and is one of several interest rate bases used by Lender. Lender lends at rates both above and below Lender's Prime Rate, and Borrower acknowledges that Lender's Prime Rate is not represented or intended to be the lowest or most favorable rate of interest offered by Lender."

             (e) By deleting Section 3.1a and substituting therefor the following:

             "(a) Interest Rate. So long as no Defaulting Event has occurred, the Revolving Loan shall bear interest (from the date made through and including the date of payment in full), at a floating rate per annum equal to one-half of one percentage point (.5%) above the Prime Rate."


             (f) By deleting Section 6.21 and substituting therefor the following:

             "Section 6.21 Sale and Lease of Assets. Sell or lease any assets, except for sales or leases or rentals of inventory in the ordinary course of business consistent with past practices and on an arms-length basis; provided, however, that Borrower may become obligated as lessee under leases covering equipment having an aggregate cost not to exceed $750,000 in fiscal year 1997 and $250,000 in any fiscal year thereafter."

             (g) By adding the following to the Loan Agreement immediately following Section 6.26 and immediately preceding Article VII on page 26:

             "C.  Financial Covenants.

             "Borrower agrees and covenants that from the date hereof until the payment and performance in full of the Obligations, and until termination of this Agreement, Borrower shall not:"

             "Section 6.27  Tangible Net Worth.  Permit its Tangible Net
             Worth to be less than (a) $6,000,000 at May 30, 1997 and at any time through and including December 30, 1997, and (b) $6,400,000 at any time thereafter. As used herein, "Tangible Net Worth" shall mean at any time the sum of (i) book value of total assets, minus (ii) total liabilities, minus (iii) all assets which are classified as intangible assets in accordance with generally accepted accounting principles, minus (iv) debt due from any shareholders of Borrower or other affiliates of Borrower, plus
             (v) all debt that has been subordinated to the Lender by express written agreement between the Lender and the holder of such debt.

             6.28 Maximum Leverage. Permit its Maximum Leverage to be greater than 1.5 to 1.0 at June 30, 1997 and at the end of each and every fiscal quarter thereafter. As used herein, "Maximum Leverage" shall mean at any time the ratio of Borrower's total liabilities (minus all debt that has been subordinated to the Lender by express written agreement between the Lender and the holder of such debt) to its Tangible Net Worth (as defined in
             Section 6.27 hereof).

             6.29 Debt Service Coverage Ratio. At December 31, 1997 and at the end of each and every three (3) month period thereafter, permit its Debt Service Coverage Ratio for the immediately preceding twelve (12) month period to be less than 1.2 to 1.0. As used herein, "Debt Service Coverage Ratio" shall mean that quotient equal to: (a) the sum of (i) earnings before interest and income tax expense plus depreciation and amortization during such twelve (12) month period, plus (ii) the amount of increases to debt that has been subordinated to the Lender by express written agreement between the Lender and the holder of such debt during such twelve (12) month period, plus (iii) unrestricted cash proceeds of additional equity received during such twelve
             (12) month period, minus (iii) all unfinanced expenditures of cash for the purchase of capital assets during such twelve (12) month period, minus (iv) distributions to Borrower's shareholders during such twelve (12) month period, plus/minus (v) undistributed income/loss of unconsolidated subsidiaries and/or affiliates during such twelve (12) month period, minus (vi) reductions during such twelve (12) month period (by virtue of the payment of dividends, redemptions or otherwise) in any equity, divided by (b) the sum of (i) the scheduled repayment of long term indebtedness paid during such preceding twelve (12) month period, including but not limited to, amounts paid during such preceding twelve (12) month period under capital leases, plus
             (ii) interest expensed during such preceding twelve (12) month period."

             (h) By deleting Section 8.1(d) and substituting therefor the following:

             "(d) loss, theft or destruction of any Collateral in excess of Two Hundred Fifty Thousand ($250,000) Dollars in value which is not covered by insurance with Lender's loss payee endorsement as required herein;"

             (i) By deleting the reference to "May 31, 1997" in Section 12.1(a)and substituting "May 30, 1999" therefor.

             (j) "All references to "Minimum Balance" and "Minimum Interest Amount" are deleted and Section 12.1(b) is deleted and the following is substituted therefor:

             (b) Termination Fee. In the event that: (a) the Borrower attempts to breach this Agreement by terminating this Agreement upon less than 60 days notice during the Term (or upon less than 60 days notice during a Renewal Term), or (b) this Agreement is terminated as a result of the occurrence of an Event of Default or a Defaulting Event, immediately upon such termination and in addition to and any other payments Borrower is required to make hereunder, Borrower shall pay to Lender a fee equal to $2,500.

             (k) "Notwithstanding anything to the contrary contained in the Loan Agreement, there shall be no dollar limit on the amount the Borrower is permitted to invest in the Guarantor, and any default arising by virtue of any failure by the Borrower to comply with any such limit in the past is hereby waived."

      3. Contemporaneously herewith, (a) the Borrower shall execute and deliver to First Union a $3,500,000 Third Amended and Restated Revolving Promissory Note (the "Third Amended and Restated Revolving Promissory Note"), which shall supersede and replace the Second Amended and Restated Revolving Promissory Note, (b) the Borrower and the Guarantor shall execute and deliver to First Union resolutions authorizing this Agreement and the transactions described herein, and (c) the Borrower shall deliver to First Union intercreditor agreements from AT&T Commercial Finance Corporation and ICON Capital Corp. (collectively, the "Intercreditor Agreements"), all of which shall be in form and content satisfactory to First Union."

      4. All references in the Loan Agreement to the Second Amended and estated Revolving Promissory Note are hereby deleted and replaced with "Third Amended and Restated Revolving Promissory Note". The copy of the Second Amended and Restated Revolving Promissory Note attached to the Loan Agreement as Exhibit A is hereby deleted and a copy of the Third Amended and Restated Revolving Promissory Note is attached in lieu thereof.

      5. The Borrower acknowledges and agrees that all indebtedness, liabilities and obligations of the Borrower to First Union, including without limitation, the Indebtedness evidenced by the Third Amended and Restated Revolving Promissory Note, shall (except as set forth in the Intercreditor Agreements) continue to be secured by a first lien on and security interest in all of the Borrower's assets."

      6. The Guarantor hereby consents to the Accommodations and further acknowledges and affirms that the Guaranty shall continue to secure all indebtedness, liabilities and obligations of the Borrower to First Union, including without limitation, the Indebtedness evidenced by the Third Amended and Restated Revolving Promissory Note, and shall continue to be secured by a first lien on and security interest in all of the Guarantor's assets."

      7. "This Agreement and the other Loan Documents constitute the entire understanding and agreement among the parties hereto and supersede any prior or contemporaneous oral understanding with respect to the subject matter hereof. Except as expressly modified herein, the Loan Documents remain unmodified and in full force and effect in accordance with their terms. To the extent that there is a conflict between this Agreement and the Loan Documents, the terms of this Agreement shall prevail."

      If the foregoing is in accordance with your agreement, please indicate the same by signing below."

WITNESSED:                            "Very truly yours,

_________________________             FARMSTEAD TELEPHONE GROUP, INC.


_________________________
                                      By: /s/ Robert G. LaVigne
                                      --------------------------------
                                      Its  Vice President



_________________________             FARMSTEAD ASSET MANAGEMENT
                                      SERVICES, LLC

                                      By:      Farmstead Telephone
                                               Group,Inc.
                                      a member

                                      By: /s/ Robert G. LaVigne
                                          ---------------------
                                      Its  Vice President



Reviewed and Agreed to:

FIRST UNION BANK OF CONNECTICUT

By:  /s/ John J. Frost
     -----------------
Its Vice President

STATE OF CONNECTICUT  )
                      )               ss:    East Hartford
COUNTY OF HARTFORD    )

      On this the ____ day of June, 1997 before me, the undersigned officer, personally appeared _____________, who acknowledged that he is the __________ of Farmstead Telephone Group, Inc., a Delaware corporation, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, as his and its free act and deed.

      IN WITNESS WHEREOF, I hereunto set my hand.

                                      ________________________________
                                      Notary Public
                                      My Commission Expires:

STATE OF CONNECTICUT   )
                                      ss:
COUNTY OF HARTFORD     )

      On this the ______ day of June, 1997, before me, the undersigned officer, personally appeared _____________________, who acknowledged that he is the ________________________ of Farmstead Telephone Group, Inc., a member of Farmstead Asset Management Services, LLC, a Delaware limited liability company, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, as his, the member's and the limited liability company's free act and deed.

      IN WITNESS WHEREOF, I hereunto set my hand.


                                      ____________________________
                                      Notary Public
                                      My Commission Expires:

STATE OF CONNECTICUT )
                                      ss:
COUNTY OF HARTFORD   )

      On this the ______ day of June, 1997, before me, the undersigned officer, personally appeared _____________________, who acknowledged that he is the ____________ of First Union Bank of Connecticut, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, as his and its free act and deed."

      "IN WITNESS WHEREOF, I hereunto set my hand.


                                      Notary Public
                                      My Commission Expires:

STATE OF CONNECTICUT   )
COUNTY OF NEW HAVEN    )
                       )              ss:

      On this the __________day of June, 1997, before me, the undersigned officer, personally appeared ____________________, who acknowledged that he is the _________________ of First Union Bank of Connecticut, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, as his and its free act and deed.

      IN WITNESS WHEREOF, I hereunto set my hand.


                                      Notary Public
                                      My Commission Expires: